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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant /X/
                 Filed by a Party other than the Registrant / /

                           Check the appropriate box:
                         / / Preliminary Proxy Statement
     / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14a-6(e)(2))
                         / / Definitive Proxy Statement
                       / / Definitive Additional Materials
             /X/ Soliciting Material Pursuant to Section 240.14a-12

                                META Group, Inc.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              /X/ No fee required.

       / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                                    and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

Filed by META Group, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
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Subject Company: META Group, Inc.. Commission File No.: 0-27280

On December 27, 2004, Gartner, Inc. and META Group, Inc. issued the following joint press release.

                 GARTNER TO ACQUIRE META GROUP FOR $162 MILLION

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     STAMFORD, Conn. - December 27, 2004 -- Gartner, Inc. (NYSE: IT and ITB),
the leading provider of research and analysis on the global information technology industry, and META Group, Inc. (Nasdaq: METG), a premier information technology research and consulting firm, today announced that the companies have reached an agreement under which Gartner will acquire META Group in an all-cash transaction valued at $10.00 per share, or approximately $162 million. The boards of directors of both companies have unanimously approved the agreement.

     In 2003, Gartner generated $858 million in revenue from 76 locations around the world, while META Group generated $122 million in revenue from 52 locations. The acquisition of META Group will bring valuable additional dimensions to Gartner's already strong core research capabilities. Moreover, the addition of a sales team from META Group that is already highly conversant in Gartner's product and service offerings will enhance Gartner's ability to grow sales going forward. The combination will also drive operational efficiency given the complementary nature of the two companies.

     Gene Hall, Gartner's chief executive officer, said, "Gartner and META Group are both based in Stamford and share complementary business models, which will allow easy integration of META Group's offerings into Gartner's existing service portfolio. This transaction is an exciting opportunity that will give us increased depth in key sectors, geographies and markets, and an increased ability to seize revenue opportunities with the addition of META Group's well-trained, successful sales force. In sum, the acquisition will make Gartner a stronger company with increased opportunities for growth and greater resources to offer clients."

     Gayl Doster, Co-Chairman of the Special Committee of the Board of Directors of META Group, said, "Through this acquisition, both META Group and Gartner clients will have access to greater depth and breadth of expertise to help them meet their business goals as efficiently and effectively as possible. We look forward to working with Gene and the rest of the team at Gartner to ensure a successful completion of the transaction and subsequent integration of the META Group business."

     Gartner intends to finance the acquisition through the use of current cash, as well as borrowings under the Company's existing line of credit.

     Gartner does not expect the transaction to have a material impact on its 2005 operating results, excluding charges related to the integration of META Group, but expects it to be meaningfully accretive thereafter. The Company will provide additional information on the financial impact of the transaction, as well as 2005 guidance for Gartner on its 2004 year-end earnings call scheduled for February 3, 2005.

     The transaction is subject to customary closing conditions, including regulatory approvals, and approval by META Group's stockholders. The transaction is expected to close in the second quarter of 2005.

     Perseus Group, the San Francisco-based investment bank, provided financial advice including a fairness opinion to Gartner's Board of Directors in connection with the transaction. Wachovia Capital Markets, LLC acted as exclusive financial advisor to the Special Committee of the Board of Directors of META Group, Inc.
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About Gartner
Gartner, Inc. is the leading provider of research and analysis on the global information technology industry. Gartner serves more than 10,000 clients, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company focuses on delivering objective, in-depth analysis and actionable advice to enable clients to make more informed technology and business decisions. The Company's businesses consist of Research and Events for IT professionals; Gartner Executive Programs, membership programs and peer networking services; and Gartner Consulting, customized engagements with a specific emphasis on outsourcing and IT management. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, and has more 3,500 associates, approximately 1,000 research analysts and consultants, in 76 locations worldwide. For more information, visit www.gartner.com.

About META Group
META Group is a leading provider of information technology research, advisory services, and strategic consulting. Delivering objective and actionable guidance, META Group's experienced analysts and consultants are trusted advisors to IT and business executives around the world. Its unique collaborative models and dedicated customer service help clients be more efficient, effective, and timely in their use of IT to achieve their business goals. Visit metagroup.com for more details on our high-value approach.

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Safe Harbor Statement
Statements contained in this press release regarding the consummation, timing and benefit of the pending acquisition, the Company's business outlook, the development of the Company's services, the demand for the Company's products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: ability to expand or even retain META Group's customer base; ability to integrate META Group's current operations and business; ability to retain META Group's professional staff of research analysts and consultants; ability to pay the Company's debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in META Group's business; additional risks associated with international operations; and other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. These filings can be found on Gartner's Web site at www.gartner.com/investors and the SEC's Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Additional Information

META Group will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT META GROUP AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of META Group seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by META Group with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to John Riley at 203-973-6700.

META Group's directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the META Group stockholders in connection with the proposed transaction. Information about META Group's

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directors and officers can be found in META Group's Proxy Statements and Annual
Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.